                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.  )

Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material under Rule 14a-12

                         Integrated Information Systems
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.      Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

2.      Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

4.      Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

5.      Total fee paid:


--------------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.      Amount Previously Paid:


--------------------------------------------------------------------------------

7.      Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------

8.      Filing Party:


--------------------------------------------------------------------------------

                            [GRAPHIC OMITTED] integrated information systems(TM)
                            ----------------------------------------------------
                            Notice of Annual Meeting of Stockholders
                            To Be Held on May 22, 2002


To Our Stockholders:

     The 2002 Annual Meeting of Stockholders of Integrated Information Systems, Inc. will be held at the Fiesta Inn, 2100 South Priest Drive, Tempe, Arizona 85282, on May 22, 2002, beginning at 9:30 a.m. local time. The annual meeting is being held for the following purposes:

         1.  To elect five directors, each for a term of one year.

         2. To ratify the appointment of KPMG LLP as IIS' independent public accountants for the fiscal year ending December 31, 2002; and

         3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 22, 2002 are entitled to receive notice of and to vote at the meeting or any postponement or adjournment thereof. Information relating to the matters to be considered and voted on at the meeting is provided on the proxy statement accompanying this Notice of Annual Meeting.


                              By Order of the Board of Directors

                              /s/ William A. Mahan
                              William A. Mahan
                              Executive Vice President, Chief Financial Officer, Treasurer and Secretary


April 19, 2002
Tempe, Arizona

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ABOUT THE MEETING ............................................................     1
 What is the purpose of the annual meeting? ..................................     1
 Who is entitled to vote? ....................................................     1
 Who can attend the meeting? .................................................     1
 What constitutes a quorum? ..................................................     1
 How do I vote? ..............................................................     2
 Can I change my vote after I return my proxy card? ..........................     2
 What are the Board's recommendations? .......................................     2
 What vote is required to approve each item? .................................     2
 Who pays for the preparation of the proxy? ..................................     2
 Can I see a list of the stockholders entitled to vote? ......................     2
 What should I have received to enable me to vote? ...........................     3
PROPOSALS TO OUR STOCKHOLDERS ................................................     4
 General .....................................................................     4
 Vote Required and Recommendation ............................................     4
 How are directors compensated? ..............................................     4
 Are our employees paid additional compensation for service as directors? ....     4
 How often did the Board meet during 2001? ...................................     4
 What committees has the Board established? ..................................     4
THE COMPENSATION COMMITTEE ...................................................     5
 Report of the Compensation Committee on Executive Compensation ..............     5
 General Compensation Policy .................................................     5
 Base Salary .................................................................     6
 Equity-Based Incentives .....................................................     6
 Other Benefits ..............................................................     6
 Internal Revenue Code -- Section 162(m) .....................................     6
 Compensation Committee Interlocks and Insider Participation .................     6
AUDIT COMMITTEE ..............................................................     6
MANAGEMENT ...................................................................     8
EXECUTIVE COMPENSATION .......................................................    10
 Summary Compensation Table ..................................................    10
 Option Grants in Last Fiscal Year ...........................................    11
 Aggregate Option Exercises in 2001 and Holdings at Year End .................    11
 Employment Agreements .......................................................    11
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...............................    12
STOCK PERFORMANCE GRAPH ......................................................    13
SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT .....................    14
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT
 PUBLIC ACCOUNTANTS ..........................................................    15
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ......................    15
STOCKHOLDER PROPOSALS AND NOMINATIONS ........................................    16
OTHER MATTERS ................................................................    16

                               [GRAPHIC OMITTED]
                       integrated information systems(TM)

                           ANNUAL STOCKHOLDERS MEETING

                                 PROXY STATEMENT


     This proxy statement contains information related to our 2002 annual meeting of stockholders to be held on May 22, 2002, beginning at 9:30 a.m. local time, at the Fiesta Inn, 2100 South Priest Drive, Tempe, Arizona 85282, and at any adjournments or postponements thereof.

     The enclosed proxy is being solicited by our Board of Directors. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 19, 2002.

                                ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, which are:

     o  the election of five directors;

     o the ratification of the appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2002; and

     o the transaction of such other business as may properly come before the meeting.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, March 22, 2002, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in "street name," that is through a broker or other nominee, you will need to bring a copy of the brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on the record date will constitute a quorum. As of the record date, there were 16,426,642 shares of our common stock issued and outstanding. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstentions), shares represented by proxies or ballots that are marked "withhold authority" with respect to the election of any nominee for election as a director, and votes withheld by brokers in the absence of instructions from beneficial holders (called broker nonvotes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting, but will have no effect on the outcome of Proposal 2.

     If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the votes present (either in person or by proxy) at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

Registered Shareholders

     o If you complete and properly sign the accompanying proxy card, and return it to us, it will be voted as you direct.

     o If you wish to vote at the meeting, you may deliver your completed proxy card in person or may vote by ballot in person at the annual meeting.

"Street Name" Shareholders

     o If you complete and properly sign the accompanying proxy card, and return it to us, it will be voted as you direct.

     o If you wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares.

     o Alternatively, you may vote by phone or online in accordance with the instructions set forth on the proxy card.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy card or voted by telephone or online, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are provided together with a description of each proposal in this proxy statement. In summary, the Board recommends a vote:

     o  for election of the nominated slate of directors (see page 4) and

     o for ratifying the appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2002 (see page 15).

What vote is required to approve each item?

     Election of Directors. The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Stockholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker nonvote will have no effect on the outcome.

     Ratifying the Appointment of KPMG LLP. The proposal to ratify the appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2002 will be adopted upon the affirmative vote of the majority of shares voting on the proposal. Abstentions and brokers nonvotes will have no effect on the outcome.

     James G. Garvey, Jr., our Chief Executive Officer, owned 64% of our common stock as of the Record Date. Mr. Garvey's common stock holdings are sufficient to elect the director nominees and pass Proposal 2. We anticipate that Mr. Garvey will vote in favor of the director nominees and Proposal 2.

Who pays for the preparation of this proxy?

     We will pay the cost of preparing, assembling and mailing the proxy statement and the proxy card. Our representatives will not receive any compensation for soliciting proxies other than their regular salaries or consulting fees. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

Can I see a list of the stockholders entitled to vote?

     Any stockholder may look at the complete list of the stockholders that are entitled to vote at the annual meeting so long as it is for a purpose germane to the annual meeting. The list will be available in these circumstances, during normal business hours, at our offices located at 1480 South Hohokam Drive, Tempe, Arizona 85281, for a period of ten days prior to the meeting and at the meeting itself.

What should I have received to enable me to vote?

     Your package from us should contain this proxy statement and a proxy card. This package is being mailed on or about April 19, 2002.

                          PROPOSALS TO OUR STOCKHOLDERS

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

General

     The first proposal for consideration at the annual meeting is the election of a new Board composed of the five persons set forth below. If elected, each of these directors will hold office until the 2003 annual meeting of stockholders or until his earlier resignation or removal.

                              James G. Garvey, Jr.
                   John M. Blair               Stephen W. Brown
                   R. Nicholas Loope           Richard M. Gardner

     We expect that a majority of the common stock will be voted in favor of the five nominees named above. All of the five nominees are currently serving as directors. Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. For biographical information regarding the nominees, see "Management" on page 8 of this proxy statement.

Vote Required and Recommendation

     The nominees for election to the Board of Directors, who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected directors. Stockholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker nonvote will have no effect on the outcome.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR election of each of the director nominees.
--------------------------------------------------------------------------------

How are directors compensated?

     Our policy has been to pay no cash compensation to directors who are our employees or affiliates for their service as directors. Outside directors are reimbursed for all out-of-pocket expenses incurred in the performance of their duties to us, including attendance at Board meetings, at $2,000 per Board meeting and $1,000 per committee meeting attended. Upon initial election to our Board, we currently grant to our outside directors options to purchase 20,000 shares of common stock. These options vest quarterly in four equal installments. We may, at our discretion, grant additional stock options and other equity awards to our directors from time to time under our stock option plan.

Are our employees paid additional compensation for services as directors?

     No. We do, however, reimburse them for travel and other related expenses.

How often did the Board meet during 2001?

     The Board met eight times during 2001. All of our incumbent Board members attended 75% or more of the total meetings of the Board and any Board committees on which they served during 2001.

What committees has the Board established?

     The Board has standing Compensation and Audit Committees. We do not maintain a standing nominating committee or other committee performing similar functions. The function of nominating directors is carried out by the entire Board of Directors. Our Bylaws, however, provide a procedure for you to recommend candidates for directors at a stockholders meeting. For more information, see page 16 under "Stockholder Proposals and Nominations."

Name                              Compensation Committee     Audit Committee
----                              ----------------------     ---------------
James G. Garvey, Jr. .........               X
John M. Blair ................               X
Stephen W. Brown .............               X                      X
R. Nicholas Loope ............                                      X
Richard M. Gardner ...........                                      X

                           THE COMPENSATION COMMITTEE

     During 2001, the Compensation Committee was composed of James G. Garvey, Jr., John M. Blair and Stephen W. Brown (Daniel Foreman and Alan Hald were members of the Compensation Committee through their resignation from the Board in January 2001). The Committee reviews the performance of management and will at the appropriate times review the structure of management and plans for management succession. Mr. Garvey does not participate in any Committee reviews or determinations of his compensation as an officer and employee. The Committee also reviews and approves our compensation policies and administers our stock option plans. Our Compensation Committee did not meet in 2001. The full Board approved stock option grants during 2001.

         Report of the Compensation Committee on Executive Compensation

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report.

     The year ended December 31, 2001 was a difficult year for the Company. Revenues began declining in the fourth quarter of 2000 and continued, quarter over quarter, throughout 2001. In response to declining revenues, the company cut staff significantly, closed and consolidated offices and moved the company's growth strategy from an organic growth model to a growth through acquisition model. The company also negotiated separation agreements with two executive officers. In light of these large scale changes, and the time and effort these changes required of management, the Committee did not revisit the general compensation policy previously set. Additionally, as Mr. Garvey was the only executive officer with the company throughout the year and as his salary for 2001 had been previously set, the Committee did not engage in a complete review of compensation for executive officers.

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect our company's performance and the value created for our shareholders. In addition, the compensation programs should support the goals and values of our company and should reward individual contributions to our company's success.

     General Compensation Policy. The Compensation Committee's policy is to provide our executive officers with compensation that is based on their individual performance, the financial performance of our company and the level of compensation required to attract and retain highly skilled individuals. Each officer's compensation is composed of (i) a base salary and (ii) stock-based incentives designed to tie the overall compensation of the officers to the interests of the shareholders. The committee retained, without change in 2001, other elements of executive compensation. These include health, life and disability insurance, an automobile allowance and supplemental medical expense coverage.

     We believe that the interests of executive officers should be directly aligned with those of our shareholders. Our philosophy is to pay base salaries to executives that enable us to attract, motivate and retain highly qualified executives and to motivate executives to achieve the Corporation's business goals and recognize individual contributions. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation. These grants are primarily designed to provide incentives for superior long-term future performance. We do not use a formula to weight the various factors we consider in connection with executive compensation.

     Base Salary. Each executive officer receives a base salary which, when aggregated with his maximum incentive compensation, is intended to be competitive with similarly situated executives in similar industry positions. In determining salaries, we also take into account individual experience and performance and our specific needs. The committee applied these subjective standards in determining the Chief Executive Officer's compensation for 2001. Mr. Garvey's base salary was adjusted after our successful initial public offering to recognize his efforts in that endeavor and to competitively align his compensation with chief executive officers at similarly situated industry participants. The Compensation Committee and the Board reviewed and accepted the Chief Executive Officer's recommendations regarding the compensation of the other executive officers.

     Equity-Based Incentives. We believe that it is important for our executive officers to have an equity stake in our company. We make stock option grants to key executives from time to time. Consistent with this purpose, because
Mr. Garvey, our Chief Executive Officer, already holds a significant, controlling equity stake in the Company, he does not participate in our stock option plan. In awarding stock option grants, we review the level of grants to executives at other similarly situated companies, the awards granted to our other executives and the individual officer's specific role at our company.

     Other Benefits. Executive officers are eligible to participate in benefit programs designed for all full-time employees. These programs include medical, disability and life insurance, our employee stock purchase plan and a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, as amended.

     Internal Revenue Code -- Section 162(m). In 1994, the Internal Revenue Code was amended to add a limitation on the tax deduction a publicly-held company may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulations are subject to numerous qualifications and exceptions. Generally, gains realized on stock options are subject to the tax limitation unless they are issued under plans approved by stockholders. To date, we have not been subject to the deductibility limitation, and our general policy is to structure our equity-based compensation to comply with the exception to the limitation.

                                  John M. Blair
                                Stephen W. Brown
                              James G. Garvey, Jr.

           Compensation Committee Interlocks and Insider Participation

     There were no interlocking relationships between us and other entities that might affect the determination of the compensation of our executive officers. James G. Garvey, Jr. serves on our Compensation Committee and is our Chief Executive Officer. For additional information, see "Certain Relationships and Related Transactions."

                                 AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report.

     The Audit Committee, which currently consists of Stephen W. Brown,
R. Nicholas Loope and Richard M. Gardner, met nine times during 2001, all of which meetings included KPMG LLP. Mr. Gardner joined the Board and the Audit Committee in March 2002. From February 2001 through December 2001, the Audit Committee included Lawrence Trachtenberg, who resigned from the Board in December 2001. The Audit Committee reviews and approves the scope of the audit performed by our independent auditors as well as our accounting principles and internal accounting controls.

                          Report of the Audit Committee

     Our Audit Committee consists of three directors, each of whom is an independent director as defined under the applicable rules of the Nasdaq Stock Market. Consistent with Nasdaq's independent director and audit committee listing standards, a director will not be considered "independent" if, among other things he has:

     o been employed by the corporation or its affiliates in the current or past three years; accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for Board service);

     o an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates;

     o been a partner, controlling shareholder or an executive officer of any business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, in any of the past three years; or

     o been employed as an executive of another entity when any of the company's executives serve on that entity's compensation committee.

     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which include, among other things:

     o  methods used to account for significant unusual transactions;

     o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     o disagreements (if any) with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The Audit Committee has also received the written disclosures and the letter from our independent accountants, KPMG LLP, required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, which describes all the relationships between KPMG LLP and the Company that might bear on KPMG LLP's independence. Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence as relates to us.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.


                                Stephen W. Brown
                                R. Nicholas Loope
                               Richard M. Gardner

                                  MANAGEMENT

     The following table sets forth the names and positions of all of the current executive officers and directors of the Company.

Name                              Age     Position
----                              ---     --------
James G. Garvey, Jr. ..........    37     President, Chief Executive Officer, and
                                          Chairman of the Board of Directors
John M. Blair .................    63     Director
Stephen W. Brown ..............    58     Director
R. Nicholas Loope .............    52     Director
Richard M. Gardner ............    64     Director
William A. Mahan ..............    60     Executive Vice President, Chief Financial
                                          Officer, Treasurer and Secretary
Mark N. Rogers ................    36     Vice President and General Counsel

     James G. Garvey, Jr. founded Integrated Information Systems in 1989 and has served as the Company's President, Chief Executive Officer, and Chairman of the Board since inception. Mr. Garvey graduated Cum Laude with a degree in Industrial Engineering from Arizona State University and has completed graduate studies at Arizona State University in computer integrated manufacturing, software development and database design. He is professionally certified in Systems Integration by the Institute of Industrial Engineers and has received certifications from Microsoft, Lotus and Novell. Mr. Garvey serves on the Dean's Advisory Counsel for the ASU Engineering College and the Advisory Board for the ASU Center for Services Marketing. He has also taught Special Topics:
Entrepreneurship for the ASU College of Engineering and Applied Science. In addition, Mr. Garvey is a member of the Information Technology Services Marketing Association and the Institute for Industrial Engineers. Mr. Garvey was recognized by the Arizona Software Association as CEO of the Year in 1999 and by Ernst & Young for Technology/eBusiness Entrepreneur of the Year in 2000.

     John M. Blair has been on our Board of Directors since January 2001.
Mr. Blair is currently retained by the Company as a management consultant. Mr. Blair served as our Chief Operating Officer from May 1999 through January 2001. Previously, he was an independent management consultant providing strategic and operational counsel to individuals and organizations in technology management. In 1994, Mr. Blair co-authored "Boxes and Lines," a manual for business process redesign and reengineering. Mr. Blair earned a B.S. in Engineering from Purdue University. Mr. Blair served on the Board of Trustees of Western International University for 16 years, including holding the chairman's position for two years. He now serves on the Board of The Apollo Group, the holding company for the University of Phoenix, a provider of higher education programs for working adults.

     Dr. Stephen W. Brown has been on our Board of Directors since February 2001. He has over 25 years of experience in management consulting and education. He holds the Edward M. Carson Chair in Services Marketing, is a Professor of Marketing, and the Director of the Center for Services Marketing & Management (SMM) at Arizona State University in Tempe, Arizona. Dr. Brown is a past president of the American Marketing Association and received the AMA's prestigious Career Contributions to Services Marketing Award in 1997. He has co-authored and co-edited 20 books and more than 150 articles. He currently serves as a director for The HSM Group, Ltd. and neoIT.com, Inc., an online global IT services marketplace. Dr. Brown also serves as a member of the advisory counsel of Evolve Software, Inc., a professional services software provider.

     R. Nicholas Loope has been on our Board of Directors since January 2001. Mr. Loope is the President and Chief Executive Officer of The Durrant Group, Inc., an international architectural engineering and construction firm, and has served in that capacity since 1997. Over the past 25 years, Mr. Loope has provided various professional architectural and design services to clients in over 11 countries. In addition, Mr. Loope is a tenured Professor of Architecture and Environmental Design at Arizona State University. Mr. Loope earned a Bachelor of Architecture degree from the University of Maryland, a Master of Environmental Design degree from Yale University, and successfully completed the Harvard Business School PMD Program.

     Richard M. Gardner has been on our Board of Directors since March 2002. Mr. Gardner is a Certified Public Accountant who served 38 years in public accounting with Deloitte & Touche LLP in Los Angeles and Phoenix, beginning his partnership with the firm in June 1973. During this time, his management positions included Partner-in-Charge of the Los Angeles Assurance & Advisory Services (Audit), Emerging Business Services and Marketing Groups and Professional Practice Director, where he was responsible for risk management, quality control, concurring reviews and technical consultation on accounting, financial reporting and auditing matters. Mr. Gardner is a board member for the Arizona State Board of Accountancy. He received his Bachelors of Arts in accounting from Brigham Young University.

     William A. Mahan joined our company as Chief Financial Officer in November 2001. From June 2001 through November 2001, Mr. Mahan was a consultant with The Brenner Group in Cupertino, CA, where he was Chief Financial Officer for several of Brenner's clients in the high-tech emerging growth segment. From October 1998 through January 2001, Mr. Mahan was the Chief Financial Officer of Semotus Solutions, Inc. in San Jose, California, and from October 1996 through October 1998, he served as the Chief Financial Officer of Primecore Funding Corporation. Mr. Mahan began his career in public accounting with Haskins & Sells (now Deloitte & Touche LLP) in Los Angeles after obtaining his B.S. in Accounting from Arizona State University. He has held financial and executive positions with two New York Stock Exchange-listed companies and has also served as Chief Financial Officer of three AMEX-listed companies, Semotus Solutions, Nichols Institute and Wrather Corporation. Mr. Mahan is a Certified Public Accountant.

     Mark N. Rogers joined our company as General Counsel in December 2001. From March 1999 through December 2001, Mr. Rogers was the Vice President and General Counsel of Excell Global Services, Inc., a provider of outsourced services to telecommunications companies. From March 1996 through March 1999, Mr. Rogers was in private practice with Quarles & Brady Streich Lang LLP, in the firm's Phoenix office, with a practice concentrated in mergers and acquisitions, corporate finance and securities. Mr. Rogers received his J.D. from the New York University School of Law in 1992. He received a B.A. in History, Magna Cum Laude, in 1987 from Brown University.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth summary information concerning all compensation that we paid to our Chief Executive Officer and the other four named executive officers during the years ended December 31, 2001, 2000 and 1999. Except as otherwise disclosed, all compensation enumerated in the column labeled "All Other Compensation" reflects payments made to the named executive officers pursuant to our 401(k) plan.

                                                              Long-Term
                                                             Compensation
                                                Annual      -------------
                                             Compensation       Awards
                                            -------------   -------------
                                                              Securities
                                                              Underlying        All Other
                                                Salary         Options/       Compensation
Name and Principal Position         Year         ($)             SARs              ($)
--------------------------------   ------   -------------   -------------   ----------------
James G. Garvey ................    2001       $263,179             --          $19,314 (1)
 Chief Executive Officer            2000       $148,958             --          $19,026
 and President                      1999       $123,125             --          $13,851
William A. Mahan (2) ...........    2001       $ 14,255        120,000               --
 Executive Vice President,
 Chief Financial Officer,
 Treasurer and Secretary
Mark N. Rogers (3) .............    2001       $  2,308             --               --
 Vice President, General Counsel
David A. Wirthlin (4) ..........    2001       $164,600         20,000          $99,469 (5)
 Chief Financial Officer            2000       $148,958          5,000          $ 1,490
                                    1999       $125,000          5,000          $ 1,250
Jeffrey Frankel (6) ............    2001       $107,137         20,000          $57,818 (7)
 Corporate Counsel, Secretary       2000       $147,192          5,000          $   721
                                    1999       $ 70,538         50,000          $   175

----------
(1) Reflects car allowance and automobile insurance premiums in the amounts of $17,192, $17,140 and $12,724 for 2001, 2000 and 1999, respectively, and our matching contributions made to Mr. Garvey's 401(k) account in the amounts of $2,122, $1,490 and $1,231 for 2001, 2000 and 1999,
      respectively.

(2)   Joined the company on November 12, 2001.

(3)   Joined the company on December 10, 2001.

(4)   By mutual agreement, employment terminated effective September 28, 2001.

(5) Reflects severance payments in the amount of $97,500 and our matching contributions made to Mr. Wirthlin's 401(k) account in the amount of $1,969.

(6)   By mutual agreement, employment terminated effective June 26, 2001.

(7) Reflects severance payments in the amount of $57,099 and our matching contributions made to Mr. Frankel's 401(k) account in the amount of $719.

Option Grants in Last Fiscal Year

     The following table sets forth information concerning grants of stock options to the named executive officers during 2001.

                                                  Individual Grants
                              ---------------------------------------------------------
                                Number of      Percent of
                               Securities     Total Options
                               Underlying      Granted to       Exercise                    Grant Date
                                 Options      Employees in       Price       Expiration      Present
Name                             Granted       Fiscal Year     ($/Share)        Date        Value $   (1)
----                          ------------    -------------    ---------     ----------    --------------
James G. Garvey ...........          --              --             --               --           --
William A. Mahan ..........     120,000            3.13          0.66        11/12/2011       64,728
Mark N. Rogers ............          --              --             --               --           --
David A. Wirthlin .........      20,000            0.52          1.125        2/20/2011       18,388
Jeffrey Frankel ...........      20,000            0.52          1.125        2/20/2011       18,388

----------
(1) Based on the Black-Scholes option pricing model, assuming, for Mr. Wirthlin and Mr. Frankel, that one-fourth of the options will be exercisable on the grant date and each of the first three anniversaries thereof and for Mr. Mahan, that one-sixth of the options will become exercisable every six months until fully vested on the third anniversary of grant, no dividend yield, expected volatility of 150% and a risk-free interest rate of 4.00%.

Aggregate Option Exercises in 2001 and Holdings at Year End

     The following table sets forth information concerning option exercises and option holdings for 2001 with respect to the named executive officers.

                                                               Number of Securities
                                                              Underlying Unexercised             Value of Unexercised
                                                                    Options at                   In-The-Money Options
                                  Shares                          Fiscal Year-End               at Fiscal Year-End (1)
                                 Acquired       Value      -----------------------------     -----------------------------
Name                           On Exercise     Realized    Exercisable     Unexercisable     Exercisable     Unexercisable
----                           -----------     --------    -----------     -------------     -----------     -------------
James G. Garvey ...........            --           --             --              --                --                --
William A. Mahan ..........            --           --             --         120,000                --                --
Mark N. Rogers ............            --           --             --              --                --                --
David A. Wirthlin .........            --           --             --              --                --                --
Jeffrey Frankel ...........            --           --             --              --                --                --

----------
(1) Options are considered "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. These values are based on the December 31, 2001 closing price of the common stock of $0.36 per share on the Nasdaq National Market, less the per share exercise price.

Employment Agreements

     We have employment agreements with James G. Garvey, Jr., William A. Mahan and Mark N. Rogers.

     Term. The agreement with Mr. Garvey expires on April 1, 2004, but may be renewed for successive one-year terms upon the written consent of Mr. Garvey and us. Each of Mr. Mahan and Mr. Rogers is employed at will.

     Salary. Pursuant to their respective employment agreements, the current annual salary for each of these executives is as follows: Mr. Garvey, $275,000; Mr. Mahan, $156,600; and Mr. Rogers, $120,000. Mr. Garvey may receive a discretionary bonus. Each of Mr. Mahan and Mr. Rogers are eligible for bonuses of up to 50% of their base salary, subject, in each case, to meeting mutually agreed upon conditions which may include both company and personal performance results. These executives may also participate in our benefit plans.

     Stock Option Grants. Pursuant to their respective employment agreements, Mr. Mahan received an initial grant of options to acquire 120,000 shares of our common stock at $0.66 per share, and, in 2002, Mr. Rogers received an initial grant of options to acquire 75,000 shares of our common stock at $0.31 per share. The exercise prices of the above options were based on the fair market value of our common stock at time of each grant.

     Termination of Employment. We may terminate each executive's employment with or without cause by delivering written notice to the executive. Each executive may terminate his employment with or without reason by delivering written notice to us. If Mr. Garvey's employment is terminated without cause or if Mr. Garvey terminates his employment for good reason, he will receive his base salary for the duration of the then current term and any accrued bonus. If Mr. Mahan's employment is terminated without cause, we will continue paying his then current salary for one month for each year of employment at the date of termination, except that if termination follows a change of control, we will pay him six months of salary if the termination occurs during his first year of employment and twelve months of salary if the termination occurs after his first year of employment. If Mr. Rogers' employment is terminated without cause, we will continue paying his then current salary for three months. If
Mr. Rogers' employment is terminated within six months following a change in control, or if Mr. Rogers terminates his employment for good reason following a change of control, we will pay him his bonus for the prior year, subject to a minimum payment, and twelve months of his then current salary.

     Nonsolicitation and Confidentiality. Each of the executives has agreed not to solicit our clients or employees or to reveal our confidential information during the term of his or her employment with us and for varying time periods after termination ranging from six months to two years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     John M. Blair resigned as our Chief Operating Officer on January 5, 2001. On January 8, 2001, he entered into a Consulting Agreement with the Company. Mr. Blair's services pursuant to the agreement include advice and guidance, primarily to the corporate staff and the General Managers of our business units, on organizational development and planning, management development and strategic and operational planning initiatives, for two to three days per week. For these services, we paid Mr. Blair $133,000 during 2001. In addition to his consulting role, Mr. Blair also joined our Board and the Board's Compensation Committee on January 8, 2001.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders of the Company's common stock at December 31, 2001 since March 17, 2000 (the date the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) to the cumulative total return over such period of (i) the "Nasdaq Stock Market (U.S.)" index, and (ii) "The Street.com Internet" index. The graph assumes the investment of $100 in the Company's common stock and each of such indices (from March 17, 2000) and reflects the change in the market price of the Company's common stock relative to the noted indices at quarterly intervals from March 17, 2000 to December 31, 2001 (and not for any interim periods). The performance shown is not necessarily indicative of future price performance.


                               [GRAPHIC OMITTED]


                               TOTAL RETURN DATA

                                                  3/17/00    6/30/00   9/30/00   12/31/00   3/31/01   6/30/01   9/30/01   12/31/01
                                                  -------    -------   -------   --------   -------   -------   -------   --------
Integrated Information Systems, Inc. ..........    100.00     39.11     22.69       3.13      3.56      5.41      4.18       1.71
Nasdaq Stock Market (U.S.) ....................    100.00     82.66     76.55      51.49     38.36     45.03     31.24      40.65
The Street.com Internet Index .................    100.00     66.15     56.08      23.62     25.67     12.32      9.45      10.52

            SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered the beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

     This table sets forth information regarding the beneficial ownership of our common stock as of March 22, 2002 by:

     o each person known by us to be a beneficial owner of more than 5% of the outstanding shares of our common stock;

     o  each of our directors;

     o each of our executive officers named in the Summary Compensation Table set forth in this proxy statement; and

     o  all of our current directors and executive officers as a group.

     Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned, and the address of each of the listed stockholders is 1480 South Hohokam Drive, Tempe, Arizona 85281.

     The percentage of beneficial ownership for each stockholder is based on 16,426,642 shares outstanding as of March 22, 2002. Shares subject to options which are exercisable within 60 days of March 22, 2002 are deemed to be outstanding, even if the exercise price is more than the current public trading price, and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding or beneficially owned for the purpose of computing the percentage ownership of any other person. An asterisk (*) indicates ownership of less than 1%.

                                                                            Shares
                                                                          Underlying
                                                             Shares         Options     Percent
                                                             ------         -------     -------
James G. Garvey, Jr. ...................................   10,597,438            --       64.0
John M. Blair ..........................................       15,459        20,000        *
Stephen W. Brown .......................................          500        20,000        *
R. Nicholas Loope ......................................           --        20,000        *
Richard M. Gardner .....................................           --         5,000        *
William A. Mahan .......................................           --        20,000        *
Mark N. Rogers .........................................           --            --        *
David A. Wirthlin ......................................       15,500            --        *
Jeffrey Frankel ........................................        1,901            --        *
All current directors and executive officers as a group
 (7 persons) ...........................................   10,613,397        85,000       65.1

                   RATIFICATION OF THE APPOINTMENT OF KPMG LLP
                       AS INDEPENDENT OUTSIDE ACCOUNTANTS
                                (Proposal No. 2)

     Our principal independent public accounting firm during 2001 was KPMG LLP. We have retained KPMG LLP as our principal independent accounting firm in 2002 and are asking stockholders to ratify that appointment. KPMG representatives will attend the annual meeting, have an opportunity to make a statement and be available to answer questions. Fees for the fiscal 2001 annual audit and fees related to KPMG's review of fiscal 2001 quarterly reviews of financial statements were $79,500. All other fees for fiscal 2001, which principally relate to the 2000 audit of our 401(k) plan, tax compliance, and consultation and accounting matters were $58,740. We paid no fees for financial information systems designs and implementation. Our Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG LLP's independence and has concluded that it is.

Required Vote.

     The ratification of the appointment of KPMG LLP as our independent outside accountants will be adopted upon the affirmative vote of the majority of shares voting on the proposal. Abstentions and brokers nonvotes will have no effect on the outcome.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent outside accountants for the year ending December 31, 2002.
--------------------------------------------------------------------------------

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by us during the year ended December 31, 2001, we believe that, during such year our executive officers, directors, and ten percent stockholders complied with all such filing requirements, except that during April 2002, Mr. Garvey reported on a Form 5 an acquisition of 97,600 shares of our common stock during January, 2001.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     o We have an advance notice provision under our Bylaws for stockholder business to be presented at meetings of stockholders. These provisions state that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to our Secretary. A stockholder proposal relating to nominations or other business, to be timely, must be received at our principal executive offices between 90 and 120 calendar days in advance of the anniversary date of the immediately preceding annual meeting or, in the case of a special meeting, such notice must be received not later than the close of business on the seventh day following the day on which notice of the date of the special meeting is mailed to stockholders.

     Under our Bylaws, if you wish to nominate directors or bring other business before the stockholders at the special meeting of stockholders:

     o You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates;

     o For nominations, you must give written notice of your nomination and include the detailed information described in our Bylaws, including your name and address and the name and address of your nominee(s), a representation that you are a holder of record of our securities entitled to vote at the meeting, the number of shares of common stock which you beneficially own, a description of any arrangements between you and each nominee, information concerning such nominee as would be required for proxy disclosure had the Board of Directors nominated your nominee, and the consent of your nominee(s) to serve as directors if elected; or

     o For other business, your notice must contain the specific information required in our Bylaws, including a description of the business to be brought before the meeting, your name and address, the number of shares of common stock which you own (beneficially or of record), a description of any arrangements between you and any other person in connection with the proposal of such business and any material interest you have in such business, and a representation that you intend to appear in person or by proxy at the meeting.

     A nomination or other proposal will be disregarded if it does not comply with the above procedures and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual or special meeting. They are separate from the SEC's requirements to have your proposal included in our proxy statement.

                                  OTHER MATTERS

     As of the date of this proxy statement, we are not aware of any matter to be presented for action at the annual meeting other than the matters described in these materials. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holders.



                                             By Order of the Board of Directors,

                                             /s/ William A. Mahan
April 19, 2002                               William A. Mahan
                                             Executive Vice President,
                                             Chief Financial Officer,
                                             Treasurer and Secretary

              [GRAPHIC OMITTED] integrated information systems(TM)